As filed with the Securities and Exchange Commission on October 10, 2001.

                                                  Registration No. 333-_______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                              SJNB FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)


             California                                  77-0058227
----------------------------------------     ----------------------------------
      (State or other jurisdiction of                   (I.R.S. Employer
      incorporation or organization)                  Identification No.)

      One North Market Street
       San Jose, California                                95113
----------------------------------------     ----------------------------------
(Address of Principal Executive Offices)                (Zip Code)

                 SJNB FINANCIAL CORP. SARATOGA STOCK OPTION PLAN
                 -----------------------------------------------
                            (Full title of the plan)

                                                          Copy to:
            JAMES R. KENNY
 President and Chief Executive Officer                PATRICIA F. YOUNG
         SJNB Financial Corp.                       Pillsbury Winthrop LLP
        One North Market Street                       50 Fremont Street
          San Jose, CA 95113                       San Francisco, CA 94105
         (408) 947-7562                                (415) 983-1000
-------------------------------------------      ------------------------------
(Name, address and telephone number,
including area code, of agent for service)


                                        CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------

        Title of Securities               Amount To         Proposed Maximum    Proposed Maximum
         To Be Registered               Be Registered       Offering Price      Aggregate Offering     Amount of
                                                             per Share(1)            Price(1)       Registration Fee(2)
----------------------------------------------------------------------------------------------------------------------
Common Stock                                30,000               $37.25              $1,117,500          $279.00
----------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purposes of calculating the amount of the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended. The offering price is based upon the average of the high and low prices as represented on the NASDAQ National Exchange on October 5, 2001.

(2) Calculated pursuant to Section 6 and Rule 457(h)(1) under the Securities Act of 1933, as amended.


                              --------------------

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.
--------------------------------------------------------------------------------

        INTRODUCTORY STATEMENT NOT FORMING PART OF REGISTRATION STATEMENT
        -----------------------------------------------------------------

Saratoga Bancorp was merged into SJNB Financial Corp. (the "Registrant") pursuant to an Agreement and Plan of Merger, dated as of August 27, 1999, among the Registrant, Saratoga Bancorp and Saratoga National Bank. The shares to be registered hereunder are issuable pursuant to options granted by the Registrant under the SJNB Financial Corp. Saratoga Stock Option Plan, as amended.

                                     PART I
                                     ------

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
              ----------------------------------------------------

Item 1.       Plan Information.*
              ------------------

Item 2.       Registrant Information and Employee Plan Annual Information.*
              -------------------------------------------------------------

         *The documents containing the information specified in this Part I of Form S-8 will be provided to participants in accordance with Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the Section 10(a) prospectus. Information required by this Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                    PART II
                                    -------

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 3.       Incorporation of Certain Documents by Reference.
              ------------------------------------------------

     The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed on March 5, 2001, as amended on Forms 10-K/A filed on April 16, 2001 and April 24, 2001;

     (b) The Registrant's Quarterly Reports on Form 10-Q for the quarter ended June 30, 2001 filed on August 13, 2001, as amended on Form 10-Q/A filed on August 14, 2001, and for the quarter ended March 31, 2001, filed on May 10, 2001;

     (c) The Registrant's Current Reports on Form 8-K filed on July 18, 2001, June 26, 2001, and January 19, 2001;

     (d) All other reports of the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since
     December 31, 2000;

     (e) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement (and past and future amendments thereto) for such stock filed under Section 12 of the Exchange Act.

     In addition, all documents subsequently filed by the Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.     Description of Securities.
            --------------------------

     Not applicable.

Item 5.     Interests of Named Experts and Counsel.
            ---------------------------------------

     Not applicable.

Item 6.     Indemnification of Directors and Officers.
            ------------------------------------------

     Section 317 of the California Corporations Code authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors, officers, employees and other agents of the corporation ("Agents") in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

     Article V of the Registrant's Articles of Incorporation, as amended, authorizes the Registrant to indemnify its Agents, through bylaw provisions, agreements, votes of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the applicable limits set forth in
Section 204 of the California Corporations Code with respect to actions for breach of duty to the Registrant and its shareholders. Article VI of the Registrant's Bylaws provides for mandatory indemnification of each director to the maximum extent permitted by the California General Corporation Law.

     The Registrant maintains a directors' and officers' liability insurance policy that indemnifies the Registrant's directors and officers against certain losses in connection with claims made against them for certain wrongful acts. In addition, the Registrant has entered into separate indemnification agreements with its directors and officers that require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as Agents of the Registrant to the maximum extent permitted by the California General Corporation Law.

Item 7.     Exemptions from Registration Claimed.
            -------------------------------------

     Not applicable.

Item 8.     Exhibits.
            ---------

   5.1   Opinion of Pillsbury Winthrop LLP.

  23.1   Consent of KPMG LLP, Independent Auditors.

  23.2   Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).

  24.1   Power of Attorney (see page 5).

  99.1   SJNB Financial Corp. Saratoga Stock Option Plan


Item 9.  Undertakings.
         -------------

     (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on October 5, 2001.

                        SJNB FINANCIAL CORP.



                        By                     /s/James R. Kenny
                           ----------------------------------------------------
                                                 James R. Kenny
                                       President and Chief Executive Officer
                                           (Principal Executive Officer)


                                POWER OF ATTORNEY
                                -----------------


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James R. Kenny and Eugene E. Blakeslee, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                          Name                                       Title                                  Date
                          ----                                       -----                                  ----


                  /s/James R. Kenny                     President and Chief Executive Officer           October 5, 2001
   ----------------------------------------------       (Principal Executive Officer) and Director
                     James R. Kenny


               /s/Eugene E. Blakeslee                   Executive Vice President and Chief Financial    October 5, 2001
   ----------------------------------------------       Officer (Principal Financial Officer and
                  Eugene E. Blakeslee                   Principal Accounting Officer)


               /s/Victor E. Aboukhater                  Director                                        October 5, 2001
   ----------------------------------------------
                  Victor E. Aboukhater


                  /s/Ray S. Akamine                     Director                                        October 5, 2001
   ----------------------------------------------
                     Ray S. Akamine


                 /s/Robert A. Archer                    Chairman and Director                           October 5, 2001
   ----------------------------------------------
                    Robert A. Archer


                 /s/Albert V. Bruno                     Director                                        October 5, 2001
   ----------------------------------------------
                    Albert V. Bruno

                                                          -5-



                          Name                                       Title                                  Date
                          ----                                       -----                                  ----


                 /s/Rod Diridon, Sr.                    Director                                        October 5, 2001
   ----------------------------------------------
                    Rod Diridon, Sr.


                  /s/Robert G. Egan                     Director                                        October 5, 2001
   ----------------------------------------------
                     Robert G. Egan


                  /s/F. Jack Gorry                      Director                                        October 5, 2001
   ----------------------------------------------
                     F. Jack Gorry


                 /s/William D. Kron                     Director                                        October 5, 2001
   ----------------------------------------------
                    William D. Kron


                  /s/Arthur K. Lund                     Director                                        October 5, 2001
   ----------------------------------------------
                     Arthur K. Lund


                /s/V. Ronald Mancuso                    Director                                        October 5, 2001
   ----------------------------------------------
                   V. Ronald Mancuso


                 /s/Richard L. Mount                    Director                                        October 5, 2001
   ----------------------------------------------
                    Richard L. Mount


                   /s/Louis Oneal                       Director                                        October 5, 2001
   ----------------------------------------------
                      Louis Oneal


                 /s/Diane P. Rubino                     Director                                        October 5, 2001
   ----------------------------------------------
                    Diane P. Rubino


                 /s/Douglas L. Shen                     Director                                        October 5, 2001
   ----------------------------------------------
                    Douglas L. Shen


                /s/Gary S. Vandeweghe                   Director                                        October 5, 2001
   ----------------------------------------------
                   Gary S. Vandeweghe

                                                          -6-


                                INDEX TO EXHIBITS
                                -----------------

   5.1        Opinion of Pillsbury Winthrop LLP.

  23.1        Consent of KPMG LLP, Independent Auditors.

  23.2        Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).

  24.1        Power of Attorney (see page 5).

  99.1        SJNB Financial Corp. Saratoga Stock Option Plan

                                      -7-